UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 10, 2016

CHEVIOT FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35399	90-0789920
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3723 Glenmore Avenue, Cheviot, Ohio	45211
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (513) 661-0457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Cheviot Financial Corp. (the “Company”) was held on May 10, 2016.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the proxy statement/prospectus filed with the Securities and Exchange Commission by MainSource Financial Group, Inc. on March 30, 2016.  The final results of the stockholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement and Merger with MainSource Financial Group, Inc.

The stockholders approved and adopted the Agreement and Plan of Merger between MainSource Financial Group, Inc. and Cheviot Financial Corp., dated as of November 23, 2015, pursuant to which the Company will merge with and into MainSource Financial Group, Inc., as well as the merger, as follows:

For	5,158,849
Against	215,537
Abstain	16,183
Broker non-votes	0

Proposal 2 – Approval of non-binding, advisory resolution to approve certain compensation payable to named executive officers

The stockholders approved a non-binding, advisory proposal to approve the compensation payable to the named executive officers of the Company in connection with the merger, as follows:

For	3,899,991
Against	1,426,951
Abstain	63,627
Broker non-votes	0
Proposal 3 – Approval of Adjournment of Special Meeting

The stockholders approved the adjournment of the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes present at the special meeting in person or by proxy to approve and adopt the Agreement and Plan of Merger and the merger, as follows:

For	5,048,884
Against	287,526
Abstain	54,159
Broker non-votes	0

Item 9.01	Financial Statements and Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEVIOT FINANCIAL CORP.

DATE: May 11, 2016	By: /s/ Scott T. Smith
Scott T. Smith
Chief Financial Officer